                                                                    Exhibit 10.T


              ====================================================

                           PURCHASE AND SALE AGREEMENT

              ====================================================



                                 By and Between

                         GULFTERRA ENERGY PARTNERS, L.P.
                                  (Partnership)



                                       and



                               GOLDMAN SACHS & CO.
                                   (Investor)


              ====================================================

                           Covering the Acquisition of

                         3,000,000 SERIES A COMMON UNITS
                                 (Subject Units)


              ====================================================



                                 October 2, 2003

                                TABLE OF CONTENTS


1.       Definitions..............................................................................................1

2.       The Transactions.........................................................................................7
         (a)      Sale of Subject Units...........................................................................7
         (b)      Consideration...................................................................................7
         (c)      The Closing.....................................................................................7
         (d)      Deliveries at the Closing.......................................................................8

3.       Representations and Warranties Concerning the Investor...................................................8
         (a)      Organization of the Investor....................................................................8
         (b)      Authorization of Transaction....................................................................8
         (c)      Noncontravention................................................................................9
         (d)      Brokers' Fees...................................................................................9
         (e)      Independent Investigation.......................................................................9
         (f)      Investment Intent; Investment Experience; Restricted Securities.................................9
         (g)      Investor Status.................................................................................9

4.       Representations and Warranties Concerning the Partnership...............................................10
         (a)      Organization and Qualification.................................................................10
         (b)      Authorization of Transaction...................................................................10
         (c)      Noncontravention...............................................................................10
         (d)      Capitalization.................................................................................11
         (e)      Subsidiaries...................................................................................11
         (f)      Adequacy of Assets.............................................................................11
         (g)      SEC Reports....................................................................................12
         (h)      Litigation.....................................................................................12
         (i)      Compliance with Applicable Laws................................................................12
         (j)      Taxes..........................................................................................13
         (k)      Contracts and Commitments......................................................................14
         (l)      Environmental Matters..........................................................................14
         (m)      Employees; Employee Plans......................................................................15
         (n)      Fairness Opinion; Special Committee Approval...................................................15
         (o)      Intellectual Property..........................................................................16
         (p)      No Default.....................................................................................16
         (q)      Independent Accountants........................................................................16
         (r)      Broker's Fees..................................................................................16
         (s)      GP Capital Account.............................................................................16
         (t)      NYSE Listing...................................................................................16

5.       Remedies for Breaches of this Agreement.................................................................17
         (a)      Survival of Representations and Warranties.....................................................17
         (b)      Indemnification Provisions for Benefit of the Investor.........................................17
         (c)      Indemnification Provisions for Benefit of the Partnership......................................18
         (d)      Matters Involving Third Parties................................................................18
         (e)      Determination of Amount of Adverse Consequences................................................19
         (f)      Compliance with Express Negligence Rule........................................................19

         (g)      Tax Treatment of Indemnity Payments............................................................19

6.       [Intentionally Omitted].................................................................................20

7.       Miscellaneous...........................................................................................20
         (a)      Confidentiality, Press Releases and Public Announcements.......................................20
         (b)      No Third Party Beneficiaries...................................................................20
         (c)      Succession and Assignment......................................................................20
         (d)      Counterparts...................................................................................20
         (e)      Notices........................................................................................20
         (f)      Governing Law..................................................................................21
         (g)      Remedy and Waiver..............................................................................22
         (h)      Further Assurances.............................................................................22
         (i)      Amendments and Waivers.........................................................................22
         (j)      Severability...................................................................................22
         (k)      Transaction Expenses...........................................................................22
         (l)      Construction...................................................................................23
         (m)      Incorporation of Exhibits and Schedules........................................................23
         (n)      Entire Agreement...............................................................................23

                             EXHIBITS AND SCHEDULES

Exhibit A:        Form of Exchange Agreement
Exhibit B:        Form of Reduction Agreement

Schedule 1(a):             Knowledge (Partnership)
Schedule 3(b):             Consents (Investor)
Schedule 4(b):             Consents (Partnership)
Schedule 4(d):             Capitalization
Schedule 4(f):             Adequacy of Assets
Schedule 4(h):             Litigation
Schedule 4(i):             Compliance with Applicable Laws
Schedule 4(j):             Taxes
Schedule 4(k)              Contracts and Commitments
Schedule 4(k)(i):          Full Force and Effect
Schedule 4(k)(ii):         Defaults
Schedule 4(l):             Environmental Matters

                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") dated as of October 2, 2003 is by and between GulfTerra Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), and Goldman Sachs & Co., a New York limited partnership (the "Investor"). The Partnership and the Investor are sometimes referred to collectively herein as the "Parties" and individually as a "Party."

                                    RECITALS

1. The Partnership desires to issue to the Investor, and the Investor desires to purchase from the Partnership, 3,000,000 newly issued Series A Common Units (defined herein) (the "Subject Units").

2. GulfTerra GP Holding Company, a Delaware corporation ("GulfTerra Holding") and the Investor are parties to that certain Purchase and Sale Agreement, dated the date hereof (the "LLC Purchase Agreement"), whereby GulfTerra Holding will sell to an affiliate of the Investor 100% of the Class A Membership Interest (defined herein) of GulfTerra Energy Company, L.L.C., a Delaware limited liability company (the "General Partner").

                                    AGREEMENT

         In consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties stipulate and agree as follows:

         1. Definitions. Unless otherwise provided for herein, the following terms have the following meanings:

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses, but excluding any punitive, exemplary, special, indirect, remote, speculative or consequential damages (including any damages on account of lost profit or opportunities).

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Agreement" has the meaning set forth in the preface.

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended.

         "Class A Membership Interest" means the Class A Membership Interest of the General Partner having the rights, powers and privileges set forth in the Organizational Documents of the General Partner.

         "Closing" has the meaning set forth in Section 2(c).

         "Closing Date" has the meaning set forth in Section 2(c).

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor Law.

         "Commitment" means any options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights or other contracts that could require a Person to issue, redeem, purchase, or sell any of its Equity Interests.

         "Compensation Plan" means the Partnership's 1998 Omnibus Compensation Plan, as amended, restated, supplemented or otherwise modified through the date hereof.

         "Debt Encumbrances" means any liens or other Encumbrances created pursuant to the Partnership Indentures or the Partnership Entities Credit Agreements.

         "Delaware GP Act" means the Delaware Revised Uniform Partnership Act as in effect on the date of this Agreement and as amended, restated or replaced from time to time thereafter.

         "Delaware LLC Act" means the Delaware Limited Liability Company Act as in effect on the date of this Agreement and as amended, restated or replaced from time to time thereafter.

         "Delaware LP Act" means the Delaware Revised Uniform Limited Partnership Act as in effect on the date of this Agreement and as amended, restated or replaced from time to time thereafter.

         "DGCL" means the Delaware General Corporation Law as in effect on the date of this Agreement and as amended, restated or replaced from time to time thereafter.

         "Encumbrance" means any mortgage, pledge, lien, encumbrance, charge or security interest.

         "Environmental Laws" means any and all laws, statutes, regulations, rules, orders, ordinances, codes, directives, permits, legal requirements and rules of common law of any Governmental Authority pertaining to health, safety or the environment (including, without limitation, any natural resource damages, any generation, use, storage, treatment, Release, threatened Release, or emission of Hazardous Materials into the indoor or outdoor environment, and any exposure to Hazardous Materials) now or hereafter in effect and any judicial or administrative interpretation (including, but not limited to, any judicial or administrative order, consent decree, judgment or settlement) thereof, including, without limitation, CERCLA, the Superfund Amendments Reauthorization Act, 42 U.S.C. Section 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., and the Federal Hazardous Materials Transportation Law, 49 U.S.C. Section 5101 et seq., as each has been amended from time to time, and all other environmental conservation and protection laws.

         "EP" means El Paso Corporation, a Delaware corporation.

         "Equity Interests" means (a) with respect to a corporation, any and all shares of capital stock and any Commitments with respect thereto, (b) with respect to a partnership, limited liability company, trust or similar Person, any and all units, interests or other partnership, limited liability company, trust or similar interests, and any Commitments with respect thereto, and (c) any other direct equity ownership or participation in a Person.

         "ERISA" has the meaning set forth in Section 4(m).

         "ERISA Affiliate" means any trade or business (whether or not incorporated) treated as being a "single employer" with the Partnership pursuant to Section 414 of the Code.

         "Exchange Agreement" means the Exchange and Registration Rights Agreement in substantially the form of Exhibit A.

         "Exchange Period" has the meaning set forth in the Exchange Agreement.

         "Fairness Opinion" means the fairness opinion dated October 2, 2003 from a nationally recognized investment banking firm relating to the redemption of the Partnership's Series B Preference Units, the Exchange Agreement and certain other matters.

         "GAAP" means accounting principles generally accepted in the United States consistently applied, as in effect at the time of the determination.

         "Gateway" means Deepwater Gateway L.L.C., a Delaware limited liability company.

         "General Partner" has the meaning set forth in the preface.

         "Governmental Authority" means any court, tribunal, arbitrator, authority, agency, commission, official, or other instrumentality of the United States, any foreign country, or domestic or foreign state, county, city, or other political subdivision.

         "GTM Finance" means GulfTerra Energy Finance Corporation, a Delaware corporation.

         "GulfTerra Holding" has the meaning set forth in the Recitals.

         "Hazardous Materials" mean (i) any "hazardous waste," "extremely hazardous waste," "industrial waste," "solid waste," "hazardous material," "hazardous substance," "toxic substance," "hazardous material," "pollutant," or "contaminant" as those or similar terms are defined, identified, or regulated under any Environmental Laws; (ii) any asbestos containing materials, whether in a friable or non-friable condition, polychlorinated biphenyls, or radon; (iii) any oil or gas exploration or production waste or any petroleum, petroleum hydrocarbons, petroleum products, crude oil and any components, fractions, or derivatives thereof; and (iv) any substance that, whether by its nature or its use, is subject to regulation under any Environmental Law or for which any Governmental Authority requires environmental investigation, remediation, or monitoring.

         "Indemnified Party" has the meaning set forth in Section 5(d).

         "Indemnifying Party" has the meaning set forth in Section 5(d).

         "Investor" has the meaning set forth in the preface.

         "Investor Indemnitees" means, collectively, the Investor and its Affiliates and each of their respective officers (or natural persons performing similar functions), directors (or natural persons performing similar functions), employees, agents and representatives to the extent acting in such capacity.

         "Knowledge" means, with respect to the Partnership, the actual knowledge of the individuals listed on Schedule 1(a) hereto, without independent investigation or inquiry.

         "Laws" means any statute, code, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any applicable Governmental Authority.

         "LLC Agreement" means that certain First Amended and Restated Limited Liability Company Agreement of the General Partner, dated the date hereof.

         "LLC Purchase Agreement" has the meaning set forth in the Recitals.

         "Material Adverse Effect" means any material adverse change or effect, individually or in the aggregate, to the businesses, operations, financial condition, assets, liabilities or properties of the Partnership and the Partnership Subsidiaries, taken as a whole, provided that in determining whether a Material Adverse Effect has occurred, changes or effects relating to (i) the general economic conditions in the industries in which the Partnership and the Partnership Subsidiaries operate, (ii) United States or global economic conditions or financial markets in general, or (iii) the transactions contemplated by this Agreement, shall not be considered.

         "Ordinary Course of Business" means the ordinary course of business consistent with the applicable Person's past custom and practice (including with respect to quantity and frequency).

         "Organizational Documents" means the articles of incorporation, certificate of incorporation, charter, bylaws, articles or certificate of formation, regulations, operating agreement, limited liability company agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments or certificates executed, adopted, or filed in connection with the creation, formation, or organization of a Person, including any amendments thereto.

         "Parent Guaranty" has the meaning given such term in the LLC Purchase Agreement.

         "Partnership" has the meaning set forth in the preface.

         "Partnership Agreement" means the Second Amended and Restated Limited Partnership Agreement of the Partnership, as amended, restated, supplemented or otherwise modified through the date of this Agreement.

         "Partnership Assets" means all of the assets of the Partnership and the Partnership Subsidiaries.

         "Partnership Contracts" has the meaning set forth in Section 4(k).

         "Partnership Entities Credit Agreements" means (a) (i) the Seventh Amended and Restated Credit Agreement among the Partnership, GTM Finance, the several lenders from time to time parties thereto, Fortis Capital Corporation, as Syndication Agent, Credit Lyonnais New York Branch, BNP Paribas and Wachovia Bank, National Association, as Co-Documentation Agents and JPMorgan Chase Bank, as Administrative Agent, dated as of March 23, 1995, as amended and restated through September 25, 2003, and (ii) the other financing documents (as identified therein) and (b) (i) the Credit Agreement dated as of August 15, 2002, among Gateway, as borrower, JPMorgan Chase Bank, individually and as Administrative Agent, Wachovia Bank, National Association and Bank One, N.A., as Syndication Agents, Fortis Capital Corp. and BNP Paribas, as Documentation Agents, and the lenders party thereto, and (ii) the other financing documents (as identified therein); in the case of (a)(i) and (ii) and (b)(i) and (ii) above, as amended, restated, supplemented or otherwise modified through the date hereof.

         "Partnership Indemnitees" means, collectively, the Partnership, GulfTerra Holding, EP and each of their respective Affiliates and each of their respective officers (or Persons performing similar functions), directors (or Persons performing similar functions), employees, agents, and representatives.

         "Partnership Indentures" means, collectively, (i) the Indenture dated as of May 27, 1999, among the Partnership, GTM Finance, the Subsidiary Guarantors named therein and Chase Bank of Texas, N.A., as Trustee, (ii) the Indenture dated as of May 17, 2001, among the Partnership, GTM Finance, the Subsidiary Guarantors named therein and The Chase Manhattan Bank, as Trustee;
(iii) the Indenture dated as of November 27, 2002, among the Partnership, GTM Finance, the Subsidiary Guarantors named therein and JPMorgan Chase Bank, as Trustee; (iv) the Indenture dated as of March 24, 2003, among the Partnership, GTM Finance, the Subsidiary Guarantors named therein and JPMorgan Chase Bank, as Trustee; and (v) the Indenture dated as of July 3, 2003, among the Partnership, GTM Finance, the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association, as Trustee; in the case of (i) through (v) above, as amended, restated, supplemented or otherwise modified through the date hereof.

         "Partnership Plans" means any bonus, pension, stock option, stock purchase, benefit, welfare, profit-sharing, retirement, disability, vacation, severance, hospitalization, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, funds, programs or arrangements of the Partnership.

         "Partnership Subsidiaries" means all of the Subsidiaries of the Partnership.

         "Party" and "Parties" have the meanings set forth in the preface.

         "Permitted Encumbrances" means any of the following: (i) any liens for Taxes and assessments not yet delinquent or, if delinquent, that are being contested in good faith in the Ordinary Course of Business; (ii) any obligations or duties reserved to or vested in any municipality or other Governmental Authority to regulate any Partnership Asset in any manner including all applicable Laws; (iii) mechanic's, materialmen's, and similar liens; (iv) purchase money liens and liens securing rental payments under capital lease arrangements; or (v) any liens or other Encumbrances created pursuant to the Transaction Agreements or the Organizational Documents of the Partnership or any Partnership Subsidiary.

         "Permits" has the meaning given such term in Section 4(i).

         "Person" means an individual or entity, including any partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, unincorporated organization, or Governmental Authority (or any department, agency or political subdivision thereof).

         "Purchase Price" means $112 million.

         "Reduction Agreement" means the Incentive Distribution Rights Reduction Agreement in substantially the form of Exhibit B.

         "Release" means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

         "SEC" means the Securities and Exchange Commission.

         "SEC Reports" means all filings by the Partnership with the SEC that are required or permitted under the Securities Act or the Securities Exchange Act.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Series A Common Units" has the meaning given such term in the Partnership Agreement.

         "Series B Preference Units" has the meaning given such term in the Partnership Agreement.

         "Subject Units" has the meaning set forth in the Recitals.

         "Subsidiary" means, with respect to any relevant Person, (a) a corporation of which more than 50% of the Voting Stock is owned, directly or indirectly, at the date of determination, by such relevant Person, by one or more Subsidiaries of such relevant Person or a combination thereof, (b) a partnership (whether general or limited) in which such relevant Person, one or more Subsidiaries of such relevant Person or a combination thereof is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such relevant Person, by one or more Subsidiaries of such relevant Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such relevant Person, one or more Subsidiaries of such relevant Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such other Person.

         "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), custom duties, capital stock, franchise, profits, withholding, social security (or similar excises), unemployment, disability, ad valorem, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, assessment, fee or other governmental charge of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes required to be filed with any Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claim" has the meaning set forth in Section 5(d).

         "Transaction Agreements" means this Agreement, the LLC Agreement, the LLC Purchase Agreement, the Transfer Application, the Parent Guaranty, the Exchange Agreement, the Reduction Agreement and all other agreements, documents, certificates or instruments executed and delivered in connection with the transactions contemplated herein.

         "Transfer Application" means a Transfer Application admitting the Investor into the Partnership as an Additional Limited Partner (as such term is defined in the Partnership Agreement) in a form required by the Partnership Agreement.

         "Voting Stock" means, with respect to any Person, Equity Interests in such Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or Persons with management authority performing similar functions) of such Person.

         2. The Transactions.

                  (a) Sale of Subject Units. Subject to the terms and conditions of this Agreement, the Partnership agrees to issue and sell the Subject Units to the Investor, and the Investor agrees to purchase the Subject Units from the Partnership.

                  (b) Consideration. In consideration for the sale of the Subject Units, the Investor agrees to pay the Partnership the Purchase Price in cash payable by wire transfer to the Partnership in immediately available federal funds.

                  (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") took place at the offices of the Partnership on October 2, 2003 (the "Closing Date").

                  (d) Deliveries at the Closing. At the Closing,

                           (i) GulfTerra Holding and the Investor executed and
                  delivered the LLC Purchase Agreement;

                           (ii) the General Partner, the Investor and the
                  Partnership executed and delivered the Exchange Agreement;

                           (iii) the Parties executed and delivered, or caused
                  to be executed and delivered, to each other the other Transaction Agreements;

                           (iv) Akin Gump Strauss Hauer & Feld LLP delivered to
                  the Investor an opinion of counsel in a form reasonably acceptable to the Investor;

                           (v) the Partnership issued the Subject Units to the
                  Investor and the Investor was admitted to the Partnership as an additional limited partner; and

                           (vi) the Investor delivered to the Partnership the
                  Purchase Price.

         3. Representations and Warranties Concerning the Investor. The Investor hereby represents and warrants to the Partnership that the following statements are true and correct:

                  (a) Organization of the Investor. The Investor (x) is a limited partnership duly organized, validly existing, and in good standing under the law of the State of New York; (y) is qualified as a foreign limited partnership in each jurisdiction which requires qualification, except where the lack of such qualification has not had, or could reasonably be expected not to have, a material adverse effect on the ability of the Investor to consummate the transactions contemplated by the Transaction Agreements to which it is a party; and (z) has all requisite power and authority to carry on its business as it is now conducted.

                  (b) Authorization of Transaction. The Investor has full limited partnership power and authority to execute and deliver each Transaction Agreement to which it is a party and to perform its obligations thereunder. Each Transaction Agreement to which the Investor is a party constitutes the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms and conditions, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law). Except as set forth on Schedule 3(b), the Investor need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement or any other Transaction Agreements to which it is a party.

                  (c) Noncontravention. Except as specified in Schedule 3(b), neither the execution and delivery of any of the Transaction Agreements to which the Investor is a party, nor the consummation of any of the transactions contemplated thereby, shall (A) violate any Law to which the Investor is subject or any provision of its Organizational Documents or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice, approval or consent under any agreement, contract, lease, license, instrument, or other arrangement (x) to which the Investor is a party or by which it is bound or (y) to which any of its assets is subject (or result in the imposition of any Encumbrance upon any of the Investor's assets), except for such violations, conflicts, breaches, defaults, accelerations, terminations, modifications, cancellations, failures to give notice, Encumbrances or other occurrences that would not have, or would reasonably be expected not to have, a material adverse effect on the ability of the Investor to consummate the transactions contemplated by the Transaction Agreements to which it is a party.

                  (d) Brokers' Fees. The Investor does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Partnership is, or could become, liable or obligated.

                  (e) Independent Investigation. The Investor has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of each of the Partnership and the Partnership Subsidiaries, both individually and on a consolidated basis, which investigation, review and analysis was done by the Investor and its Affiliates and, to the extent the Investor deemed necessary or appropriate, by the Investor's representatives.

                  (f) Investment Intent; Investment Experience; Restricted Securities. In acquiring the Subject Units, the Investor is not offering or selling, and shall not offer or sell the Subject Units, for the Partnership in connection with any distribution of any of the Subject Units, and the Investor does not have a participation and shall not participate in any such undertaking or in any underwriting of such an undertaking except in compliance with applicable federal and state securities laws. The Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Subject Units, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in all of the Subject Units. The Investor is an "accredited investor" as such term is defined in Regulation D under the Securities Act. The Investor understands that none of the Subject Units shall have been registered pursuant to the Securities Act or any applicable state securities laws, that all of the Subject Units shall be characterized as "restricted securities" under federal securities laws and that under such laws and applicable regulations none of the Subject Units can be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

                  (g) Investor Status. The Investor is not an employee benefit plan or other organization exempt from taxation pursuant to Section 501(a) of the Code, a non-resident alien, a foreign corporation or other foreign Person, or a regulated investment company within the meaning of Section 851 of the Code.

         4. Representations and Warranties Concerning the Partnership. The Partnership hereby represents and warrants to the Investor that the following statements are true and correct:

                  (a) Organization and Qualification. The Partnership (x) is a limited partnership duly organized, validly existing, and in good standing under the Delaware LP Act; (y) is qualified as a foreign partnership under the Laws of the state of Texas and in each other jurisdiction which requires qualification, except where the lack of such qualification has not had, or could reasonably be expected not to have, (I) a Material Adverse Effect or (II) a material adverse effect on the ability of the Partnership to consummate the transactions contemplated by the Transaction Agreements to which it is a party; and (z) has all requisite power and authority to carry on its business as it is now conducted.

                  (b) Authorization of Transaction. The Partnership has full partnership power and authority to execute and deliver each Transaction Agreement to which it is a party and to perform its obligations thereunder. Each Transaction Agreement to which the Partnership is a party constitutes the valid and legally binding obligation of the Partnership, enforceable against it in accordance with its terms and conditions, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law). Except as set forth on Schedule 4(b) or as required by the Securities Act, the Securities Exchange Act, the limited partnership, securities or blue sky laws or regulations of the various states and the rules of the New York Stock Exchange, the Partnership need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement or any other Transaction Agreement to which it is a party, other than filings, registrations, authorizations, consents or approvals the failure to make or obtain which has not had, or could reasonably be expected not to have, (i) a Material Adverse Effect or (ii) a material adverse effect on the ability of the Partnership to consummate the transactions contemplated by the Transaction Agreements to which it is a party.

                  (c) Noncontravention. Except as specified in Schedule 4(b), neither the execution and delivery of any of the Transaction Agreements to which the Partnership is a party, nor the consummation of any of the transactions contemplated thereby, shall (i) violate any Law to which the Partnership or any of the Partnership Subsidiaries is subject or any provisions of their respective Organizational Documents; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement
(x) to which the Partnership or any Partnership Subsidiary is a party or by which the Partnership or any Partnership Subsidiary is bound, or (y) to which any Partnership Assets or any assets of any Partnership Subsidiary are subject (or result in the imposition of any Encumbrance upon any of the Partnership Assets or any of the assets of any Partnership Subsidiary), except for such violations, conflicts, breaches, defaults, accelerations, terminations, modifications, cancellations, failures to give notice, Encumbrances or other occurrences that would not have, or would reasonably be expected not to have (i) a Material Adverse Effect or (ii) a material adverse effect on the ability of the Partnership to consummate the transactions contemplated by the Transactions Agreements.

                  (d) Capitalization. The Partnership has issued and outstanding
(i) a one percent general partner interest, (ii) 50,533,649 of its Series A Common Units, (iii) 123,865 of its Series B Preference Units, (iv) 10,937,500 of its Series C Units and (v) 80 of its Series F convertible units, each of which are validly issued and outstanding, fully paid and (except as set forth in the Delaware LP Act for limited partnership interests) nonassessable. Except with respect to the Partnership's Series F convertible units, the Partnership Plans, the Compensation Plan, the Transaction Agreements or as otherwise provided in
Schedule 4(d), there are no Commitments with respect to any Equity Interest of the Partnership.

                  (e) Subsidiaries. Each Partnership Subsidiary is a corporation, partnership, limited liability company or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (except where the failure to be duly organized, validly existing and in good standing has not, or could reasonably be expected not to have, a Material Adverse Effect) and has all requisite entity power and authority to carry on its business as it is now being conducted. Each Partnership Subsidiary is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified, when taken together with all such failures, has not had, or could reasonably be expected not to have, a Material Adverse Effect. All the outstanding Equity Interests of each Partnership Subsidiary are validly issued, fully paid and (except as set forth in the Delaware LP Act, the Delaware GP Act, the DGCL and the Delaware LLC Act with respect to limited partnership interests, general partnership interests, stock and limited liability company interests) nonassessable. The Partnership owns its interest in each Subsidiary, free and clear of any Encumbrances other than Permitted Encumbrances and Debt Encumbrances.

                  (f) Adequacy of Assets. Except as set forth on Schedule 4(f), the tangible Partnership Assets are adequate (normal wear and tear excepted) to permit the Partnership and the Partnership Subsidiaries to conduct their respective businesses in substantially the same manner as conducted immediately prior to the date of this Agreement, except for such businesses with respect to which the failure to so conduct does not have, or could reasonably be expected not to have, a Material Adverse Effect.

                  (g) SEC Reports. Since December 31, 2000, (i) the Partnership has timely made all filings required to be made by the Securities Act and the Securities Exchange Act, (ii) all filings by the Partnership with the SEC, at the time filed (in the case of documents filed pursuant to the Securities Exchange Act) or when declared effective by the SEC (in the case of registration statements filed under the Securities Act) complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act and the rules and regulations of the SEC thereunder, (iii) no such filing, at the time described above, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and (iv) all financial statements contained or incorporated by reference therein, complied as to form when filed in all material respects with the rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except for pro forma financial statements and as may be indicated therein in the notes thereto and subject, in the case of quarterly financial statements, to normal and recurring year-end adjustments), and fairly present in all material respects the financial condition and results of operations of the Partnership and the Partnership Subsidiaries at and as of the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments). Since December 31, 2002, (i) there has not occurred any event that (singularly or together with other such events) had or could reasonably be expected to have a Material Adverse Effect or (ii) except for liabilities and obligations as described in the SEC Reports or as incurred in the Ordinary Course of Business, none of the Partnership or any of the Partnership Subsidiaries have incurred any liabilities or obligations (whether direct, indirect, accrued or contingent), individually, or in the aggregate, that would be required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP for such balance sheet not to be materially misleading (without giving effect to the materiality standards in GAAP).

                  (h) Litigation. Except as disclosed in the SEC Reports or in
Schedule 4(h), there is neither (i) any suit, action or proceeding to which the Partnership or any Partnership Subsidiary is a party pending or, to the Partnership's Knowledge, threatened against the Partnership or any of the Partnership Subsidiaries nor (ii) any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against the Partnership or any Partnership Subsidiary, except in the case of (i) and (ii) above those which, alone or in the aggregate, have not had, or could reasonably be expected not to have, a Material Adverse Effect.

                  (i) Compliance with Applicable Laws.

                           (i) The Partnership and each of the Partnership
                  Subsidiaries holds all permits, licenses, variances, exemptions, orders, approvals and similar authorizations of all Governmental Authorities necessary or appropriate for the lawful operation of its respective business, except for such permits, licenses, variances, exemptions, orders, approvals and similar authorizations the failure of which to hold, alone or in the aggregate, have not had, or could reasonably be expected not to have a Material Adverse Effect (the "Permits"). Except as disclosed in the SEC Reports or on
                  Schedule 4(i), (A) the Partnership and each of the Partnership Subsidiaries is in compliance in all material respects with the terms of the Permits, and (B) neither the Partnership nor any Partnership Subsidiary has received any written notice from any Person that the businesses of the Partnership and the Partnership Subsidiaries are being conducted in violation of any law, ordinance or regulation of any Governmental Authority, except for possible violations which alone or in the aggregate have not had, or could reasonably be expected not to have, a Material Adverse Effect.

                           (ii) None of the Partnership or any of the
                  Partnership Subsidiaries is a "public utility company," "holding company" or "subsidiary" or "affiliate" of a holding company as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                           (iii) None of the Partnership or any of the
                  Partnership Subsidiaries is an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (j) Taxes. Except as otherwise disclosed on Schedule 4(j) or for matters that do not have, or could reasonably be expected not to have, a Material Adverse Effect:

                           (i) Each of the Partnership and the Partnership
                  Subsidiaries has filed (or has had timely filed on its behalf) all Tax Returns required to be filed by any of them and has paid (or has had paid on its behalf), or has set up an adequate reserve for the payment of, all Taxes required to be paid by any of them. The information contained in such Tax Returns is true, complete and accurate in all respects. No such Tax Return is now under audit or examination by any Governmental Authority. Neither the Partnership nor any Partnership Subsidiary has engaged in a transaction that would be treated as a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4 or any predecessor regulation. No claim has ever been made by an authority in a jurisdiction where any of the Partnership and the Partnership Subsidiaries does not file Tax Returns that it is or may be subject to Tax in that jurisdiction. Neither the Partnership nor any Partnership Subsidiary is delinquent in the payment of any Tax. No deficiencies for any Taxes have been proposed, asserted or assessed against the Partnership or any Partnership Subsidiary that have not been finally settled or paid in full, and no requests for waivers of the time to assess any such Tax are pending. There are no liens for Taxes upon the assets of the Partnership or the Partnership Subsidiaries, except for liens for current Taxes not yet due. Each of the Partnership and the Partnership Subsidiaries has withheld and paid all Taxes required to be withheld and paid and has complied with all information and backup withholding requirements, including maintaining all necessary records in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

                           (ii) The Partnership and the Partnership Subsidiaries
                  do not have, in total, liabilities of more than $5.8 million for the Taxes of any Person other than the Partnership and the Partnership Subsidiaries (A) as a transferee or successor,

                  (B) by contract, (C) pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), or (D) otherwise.

                  (k) Contracts and Commitments. Schedule 4(k) includes a list of each contract and agreement (collectively, the "Partnership Contracts") to which the Partnership or any Partnership Subsidiary is subject that was required to be included as an exhibit to a Partnership Annual Report on Form 10-K for the year ended December 31, 2002 and Partnership Quarterly Reports on Form 10-Q for quarterly periods ending in 2003 pursuant to the rules and regulations of the SEC, and, except as set forth in the SEC Reports or on Schedule 4(k)(i), each Partnership Contract is in full force and effect, except where the failure to be in full force and effect has not had, or could reasonably be expected not to have a Material Adverse Effect. Except as set forth in the SEC Reports or on
Schedule 4(k)(ii), the Partnership and the Partnership Subsidiaries have performed all material obligations required to be performed by it to date under the Partnership Contracts, and none of them is in default under any material obligation of any such contract, except where such default has not had, or could reasonably be expected not to have a Material Adverse Effect, and, to the Partnership's Knowledge, no other party to any Partnership Contract is in default thereunder.

                  (l) Environmental Matters. Except as relates to those matters identified in the SEC Reports or on Schedule 4(l) and for any violations of these representations that, individually or in the aggregate, have not had, or could reasonably be expected not to have, a Material Adverse Effect:

                           (i) The operations, real properties, and assets of
                  the Partnership and each of the Partnership Subsidiaries and their respective predecessors have been and currently are in compliance with all Environmental Laws;

                           (ii) All permits, registrations, licenses, notices,
                  reportings, consents, exemptions, authorizations, and similar approvals required under Environmental Laws for conducting the operations of the Partnership and each of the Partnership Subsidiaries and their respective predecessors as they have been and are currently being conducted have been obtained and all such currently held permits, registrations, licenses, notices, reportings, consents, exemptions, authorizations, and similar approvals are in full force and effect with neither the Partnership nor any of the Partnership Subsidiaries having received any notice that any Governmental Authority intends to cancel, terminate, or not renew any such current permits, registrations, licenses, notices, reportings, consents, exemptions, authorizations, and similar approvals;

                           (iii) None of the operations, real properties, or
                  assets of the Partnership or any of the Partnership Subsidiaries are subject to any existing, pending or threatened claims, actions, suits, investigations, inquiries or proceedings under Environmental Laws, and neither the Partnership nor any of the Partnership Subsidiaries has received any written notice of alleged violations under Environmental Laws with respect to such operations, real properties, or assets;

                           (iv) There has been no Releases or, to the
                  Partnership's Knowledge, threatened Releases of Hazardous Materials on, under, from, or about the Partnership's or any of the Partnership Subsidiaries' respective real properties or assets, and there are no investigations, remediations, or monitorings of Hazardous Materials required under Environmental Law at any on-site or, to the Partnership's Knowledge, offsite locations resulting from or arising out of the Partnership's or any of the Partnership Subsidiaries' respective operations;

                           (v) None of the real property included in the
                  operations or assets of the Partnership or any of the Partnership Subsidiaries is on the National Priorities List ("NPL") or Comprehensive Environmental Response, Compensation, and Liability Information System ("CERCLIS") list;

                           (vi) There has not been exposure of persons to a
                  Release or, to the Partnership's Knowledge, threatened Release of Hazardous Materials in connection with the operations of the Partnership or any of the Partnership Subsidiaries that could reasonably be expected to lead to tort claims by third parties for damages or compensation; and

                           (vii) There are no underground storage tanks that are
                  currently or were formerly owned or operated by the Partnership or any of the Partnership Subsidiaries or their predecessors on any real properties included in the current assets or operations of the Partnership or any of the Partnership Subsidiaries.

                  (m) Employees; Employee Plans.

                           (i) Neither the Partnership nor any of its ERISA
                  Affiliates currently has or, during the past three years, has had any employees.

                           (ii) Neither the Partnership nor any of its ERISA
                  Affiliates sponsors, maintains or contributes to or has an obligation (secondary, contingent or otherwise) to contribute to, or has sponsored, maintained or contributed to or has had an obligation to contribute to, any "employee benefit plan," as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").


                           (iii) As of the date hereof, neither the Partnership
                  nor any of its ERISA Affiliates has any direct or indirect liability, including secondary liability, arising under, based upon or related to Title IV of ERISA with respect to any plan, including any liability under Section 302 of ERISA or Section 412 of the Code and there is no event that has occurred that, with notice, lapse of time or otherwise, the Partnership reasonably expects to result in such liability.

                  (n) Fairness Opinion; Special Committee Approval.

                           (i) The Partnership has received the Fairness Opinion
                  and provided a true and correct copy of the Fairness Opinion to the Investor.

                           (ii) The transactions contemplated by the Exchange
                  Agreement and the transactions related to the redemption by the Partnership of its Series B Preference Units from an Affiliate of EP have been approved by at least a majority of the directors of the Audits and Conflicts Committee of the General Partner.

                  (o) Intellectual Property. Each of the Partnership and the Partnership Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patents, trademarks, tradenames, copyrights, trade secrets and other proprietary information (collectively, "Intellectual Property") necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights has not had, or could reasonably be expected not to have, a Material Adverse Effect. None of the Partnership or any Partnership Subsidiary has Knowledge of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of any of the Partnership or the Partnership Subsidiaries, except for any that has not had, or could reasonably be expected not to have, a Material Adverse Effect.

                  (p) No Default. None of the Partnership, or any of the Partnership Subsidiaries is in violation or default of (i) any Organizational Document, or (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or any other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, in the case of (i) and (ii), other than breaches or violations that have not had, or could reasonably be expected not to have, a Material Adverse Effect.

                  (q) Independent Accountants. PricewaterhouseCoopers, LLP, who have certified certain financial statements of each of the Partnership and the Partnership Subsidiaries contained in the SEC Reports are independent public accountants as required by the Securities Act and the applicable published rules and regulations thereunder.

                  (r) Broker's Fees. The Partnership has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Investor could become, liable or obligated.

                  (s) GP Capital Account. The General Partner has a balance in its capital account in the Partnership equal to 1.00% of the total positive capital account balances of all of the partners in the Partnership.

                  (t) NYSE Listing. The New York Stock Exchange has approved the listing of the Subject Units on the New York Stock Exchange.

         5. Remedies for Breaches of this Agreement.

                  (a) Survival of Representations and Warranties. (i) All of the representations and warranties of the Partnership contained in Sections 4(a), 4(b) and 4(r) shall survive the Closing hereunder until the earlier of (A) the date that is 5 years after the Closing Date and (B) the later of (x) 24 months after the Closing Date and (y) the date on which the Exchange Period ends, (ii) all of the representations and warranties contained in Section 4(j) shall survive until 30 days after the expiration of the applicable statute of limitations; (iii) all of the representations and warranties contained in
Section 4(l) shall survive the Closing for a period of 30 months after the Closing Date; and (iv) the representations and warranties of the Partnership contained in Section 4 (other than Sections 4(a), 4(b), 4(j), 4(l) and 4(r)) shall survive the Closing for a period of 18 months after the Closing Date. The representations and warranties of the Investor contained in Section 3 shall survive the Closing for a period of 18 months after the Closing Date. The covenants and obligations contained in Section 2 and all other covenants and obligations contained in this Agreement shall survive the Closing without limitation.

                  (b) Indemnification Provisions for Benefit of the Investor.

                           (i) Representations and Warranties. In the event: (x)
                  any of the representations or warranties of the Partnership is breached; (y) there is an applicable survival period pursuant to Section 5(a); and (z) the Investor makes a written claim for indemnification against the Partnership pursuant to
                  Section 7(e) within such survival period, then the Partnership agrees to release, indemnify and hold harmless the Investor Indemnitees from and against any Adverse Consequences suffered by the Investor Indemnitees by reason of all such breaches; provided, that the Partnership shall not have any obligation to indemnify any Investor Indemnitees from and against any such Adverse Consequences to the extent the Adverse Consequences the Investor Indemnitees, in the aggregate, have suffered by reason of all such breaches exceeds an aggregate ceiling amount equal to 100% of the Purchase Price (after which point the Partnership shall have no obligation to indemnify the Investor Indemnitees from and against further such Adverse Consequences). Any due diligence or other investigation by or on behalf of the Investor shall not affect its reliance or right to rely on any representation or warranty made by the Partnership in this Agreement.

                           (ii) Covenants and Obligations. In the event: (x) any
                  of the covenants or obligations of the Partnership in Section 2 or any other covenants or obligations of the Partnership in this Agreement are breached; and (y) the Investor makes a written claim for indemnification against the Partnership pursuant to Section 7(e), then the Partnership agrees to release, indemnify and hold harmless the Investor Indemnitees from and against any Adverse Consequences suffered by the Investor Indemnitees.

                  (c) Indemnification Provisions for Benefit of the Partnership.

                           (i) Representations and Warranties. In the event: (x)
                  any of the representations or warranties of the Investor is breached; (y) there is an applicable survival period pursuant to Section 5(a); and (z) the Partnership makes a written claim for indemnification against the Investor pursuant to Section 7(e) within such survival period, then the Investor agrees to release, indemnify and hold harmless the Partnership Indemnitees from and against any Adverse Consequences suffered by such Partnership Indemnitees by reason of all such breaches.

                           (ii) Covenants and Obligations. In the event: (x) any
                  of the covenants or obligations of the Investor in Section 2 or any other covenants or obligations of the Investor in this Agreement are breached and (y) the Partnership makes a written claim for indemnification against the Investor pursuant to
                  Section 7(e) within such survival period, then the Investor agrees to release, indemnify and hold harmless the Partnership Indemnitees from and against any Adverse Consequences suffered by the Partnership Indemnitees.

                  (d) Matters Involving Third Parties.

                           (i) If any third party shall notify any Party (the
                  "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 5, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing. Failure to give prompt notice of a Third Party Claim hereunder shall not affect the Indemnifying Party's obligations, except to the extent that the Indemnifying Party is materially prejudiced by such failure to give prompt notice.

                           (ii) The Indemnifying Party shall have the right to
                  assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnified Party shall have the right to participate in any matter through counsel of its own choosing at its own expense; provided further, however, that the Indemnifying Party shall pay the fees and expenses of separate counsel for the Indemnified Party if (A) the Indemnifying Party has agreed to pay such fees and expenses or (B) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that the representation of both parties would be inappropriate due to actual or potential differing interests between them.

                           (iii) The Indemnifying Party shall not consent to the
                  entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party.

                           (iv) Unless and until the Indemnifying Party assumes
                  the defense of the Third Party Claim as provided in Section 5(d)(ii), the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate.

                           (v) In no event shall the Indemnified Party consent
                  to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party which consent shall not be withheld or delayed unreasonably.

                  (e) Determination of Amount of Adverse Consequences. The Adverse Consequences giving rise to any indemnification obligation hereunder shall be limited to the actual loss suffered by the Indemnified Party (i.e. reduced by any insurance proceeds or other payment or recoupment received, realized or retained by the Indemnified Party as a result of the events giving rise to the claim for indemnification net of any expenses related to the receipt of such proceeds, payment or recoupment, including retrospective premium adjustments, if any), but not reduced by any reduction in Taxes of the Indemnified Party (or the affiliated group of which it is a member) occasioned by such loss or damage. The amount of the actual loss and the amount of the indemnity payment shall be computed by taking into account the timing of the loss or payment, as applicable, using a 10% interest or discount rate, as appropriate. Upon the request of the Indemnifying Party, the Indemnified Party shall provide the Indemnifying Party with information sufficient to allow the Indemnifying Party to calculate the amount of the indemnity payment in accordance with this Section 5(e).

                  (f) Compliance with Express Negligence Rule. ALL RELEASES, DISCLAIMERS, LIMITATIONS ON LIABILITY AND INDEMNITIES IN THIS AGREEMENT, INCLUDING THOSE IN THIS SECTION 5, SHALL APPLY EVEN IN THE EVENT OF THE SOLE, JOINT AND/OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF THE PARTY WHOSE LIABILITY IS RELEASED, DISCLAIMED, LIMITED OR INDEMNIFIED.

                  (g) Tax Treatment of Indemnity Payments. All indemnification payments made under this Agreement, including any payment made under Section 5, shall be made in cash and treated as purchase price adjustments for Tax purposes.

         6. [Intentionally Omitted].

         7. Miscellaneous.

                  (a) Confidentiality, Press Releases and Public Announcements. Prior to Closing, the Parties shall keep all information regarding the terms and conditions of the Transaction Agreements and the transactions related thereto secret and confidential, except (i) for any disclosures made by the Parties and their respective Affiliates and representatives, (ii) pursuant to a mutual agreement between the Parties, or (iii) if required by Law, including Laws promulgated by the SEC, or applicable stock exchange rule, including rules of the New York Stock Exchange. Notwithstanding anything to the contrary in this Agreement (or any other agreement executed in connection therewith), the Parties (and each employee, representative or other agent of the Parties) may disclose to any and all persons, without limitation of any kind, the U.S. federal income Tax treatment and Tax structure of the transactions contemplated herein and all materials of any kind (including opinions and other Tax analyses) that are provided to the Parties relating to such Tax treatment and Tax structure. For this purpose, "Tax structure" is limited to facts relevant to the U.S. federal income Tax treatment of such transactions and does not include information relating to the identity of the Parties, its Affiliates, agents or advisors. Moreover, notwithstanding any other provision of this Agreement (or any other agreement executed in connection therewith), there shall be no limitation on a Party's ability to consult any Tax adviser, whether or not independent from such Party or its Affiliates, regarding the Tax treatment or Tax structure of the transactions contemplated by this Agreement.

                  (b) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                  (c) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and assigns. Except as expressly provided in the following sentence, neither Party may assign, transfer or otherwise alienate either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party. Notwithstanding the immediately preceding sentence, either Party may assign all or any portion of its rights or interests (but not its obligations) under this Agreement without the consent of the other Party (i) in connection with the granting by such Party of a lien in a bona fide lending transaction, (ii) in any foreclosure or similar proceeding or (iii) as part of a settlement in any foreclosure or similar proceeding.

                  (d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

                  (e) Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Partnership:   GulfTerra Energy Partners, L.P.
                                  Attn: President
                                  Four Greenway Plaza
                                  Houston, Texas 77046
                                  (713) 420-2131

         With a copy to:          Akin Gump Strauss Hauer & Feld, LLP
                                  711 Louisiana Street - South Tower, Suite 1900
                                  Houston, Texas 77002
                                  (713) 220-5800
                                  Attn: J. Vincent Kendrick

         If to the Investor:      Goldman Sachs & Co.
                                  1 New York Plaza
                                  48th Floor
                                  New York, New York 10004
                                  Attn: Raanan Agus
                                  Phone: (212) 902-3177
                                  Fax: (212) 346-3124

         With a copy to:          General Counsel
                                  Fax: (212) 902-346-3142

         With a copy to:          Vinson & Elkins L.L.P.
                                  666 Fifth Avenue
                                  26th Floor
                                  New York, New York 10103
                                  Facsimile: (917) 206 8100
                                  Attention: Mike Rosenwasser

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the addresses set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

                  (f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  (g) Remedy and Waiver. From and after the Closing, the sole remedy of a Party in connection with (i) a breach or inaccuracy of the representations, or breach of warranties, in this Agreement or any certificate or other document delivered pursuant to this Agreement at Closing, or (ii) any failure by a Party to perform or observe any term, provision, covenant or agreement on the part of such Party to be performed or observed under this Agreement, shall, in each case, be the rights of such Party under Section 5 hereof to indemnification and to being released and held harmless, and, as a result, each Party hereby waives any claim or cause of action pursuant to common or statutory law or otherwise (except for fraud) against the other Party arising from any breach or failure described in (i) or (ii) above. Except for the representations, warranties and remedies expressly provided for by this Agreement, the Investor agrees that the Partnership and its Affiliates and representatives have not made any representation or warranty, and the Partnership is relying on no other representation, warranty or remedy (under contract or law).

                  (h) Further Assurances. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties shall take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 5).

                  (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Investor and the Partnership. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  (k) Transaction Expenses. Each of the Investor and the Partnership shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

                  (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise, and shall include any amendment to such Law now or hereinafter in effect, unless otherwise expressly set forth herein. The word "including" shall mean including without limitation. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. All references herein to Exhibits, Schedules, Articles, Sections or subdivisions thereof shall refer to the corresponding Exhibits, Schedules, Article, Section or subdivision thereof of this Agreement unless specific reference is made to such exhibits, articles, sections or subdivisions of another document or instrument. Any disclosure made on any Schedule to this Agreement will be considered disclosed on all applicable Schedules to this Agreement. Unless otherwise provided, any reference to any Person in this Agreement shall include such Person's successors and assigns. The terms "will" and "shall" shall be interpreted to have the same meaning. The terms "herein," "hereby," "hereunder," "hereof," "hereinafter," and other equivalent words refer to this Agreement in its entirety and not solely to the particular portion of the Agreement in which such word is used. Each certificate delivered pursuant to this Agreement shall be deemed a part hereof, and any representation, warranty or covenant herein referenced or affirmed in such certificate shall be treated as a representation, warranty or covenant given in the correlated Section hereof on the date of such certificate. Additionally, any representation, warranty or covenant made in any such certificate shall be deemed to be made herein.

                  (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in or otherwise attached to this Agreement are incorporated herein by reference and made a part hereof.

                  (n) Entire Agreement. THIS AGREEMENT (INCLUDING THE DOCUMENTS REFERRED TO HEREIN) CONSTITUTES THE ENTIRE AGREEMENT AMONG THE PARTIES AND SUPERSEDES ANY PRIOR UNDERSTANDINGS, AGREEMENTS, OR REPRESENTATIONS BY OR AMONG THE PARTIES, WRITTEN OR ORAL, TO THE EXTENT THEY HAVE RELATED IN ANY WAY TO THE SUBJECT MATTER HEREOF.

                                      *****

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth in the preamble.


                                            GULFTERRA ENERGY PARTNERS, L.P.



                                            By: /s/ James H. Lytal
                                                --------------------------------


                                            Name: James H. Lytal
                                                  ------------------------------


                                            Title: President
                                                   -----------------------------




                                            GOLDMAN SACHS & CO.



                                            By: /s/ Raanan Agus
                                                --------------------------------


                                            Name: Raanan Agus
                                                  ------------------------------


                                            Title: Managing Director
                                                   -----------------------------


            PURCHASE AND SALE AGREEMENT (COMMON UNITS) SIGNATURE PAGE

Purchase and Sale Agreement (the "Purchase Agreement") dated October 2, 2003, by and between GulfTerra Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), and Goldman Sachs & Co, a New York Limited Partnership, covering the acquisition of 3,000,000 Series A Common Units from the Partnership.

                                          EXHIBITS AND SCHEDULES
                                          ----------------------

Exhibit A:                          Form of Exchange Agreement
Exhibit B:                          Form of Reduction Agreement

Schedule 1(a):                      Knowledge (Partnership)
Schedule 3(b):                      Consents (Investor)
Schedule 4(b):                      Consents (Partnership)
Schedule 4(d):                      Capitalization
Schedule 4(f):                      Adequacy of Assets
Schedule 4(h):                      Litigation
Schedule 4(i):                      Compliance with Applicable Laws
Schedule 4(j):                      Taxes
Schedule 4(k):                      Contracts and Commitments
Schedule 4(k)(i):                   Full Force and Effect
Schedule 4(k)(ii):                  Defaults
Schedule 4(l):                      Environmental Laws

                                  EXHIBIT A TO
                           PURCHASE AND SALE AGREEMENT

                           FORM OF EXCHANGE AGREEMENT

                                   (attached).

                                  EXHIBIT B TO
                           PURCHASE AND SALE AGREEMENT

                           FORM OF REDUCTION AGREEMENT

                                   (attached).

                                SCHEDULE 1(A) TO
                           PURCHASE AND SALE AGREEMENT

                             KNOWLEDGE (PARTNERSHIP)


1.       Bob Phillips, Chairman and Chief Executive Officer of the Partnership.

2. D. Mark Leland, Senior Vice President and Chief Operating Officer of the Partnership.

3.       Keith Forman, Vice President and Chief Financial Officer of the
         Partnership.

4.       Greg Jones, Vice President and General Counsel of the Partnership.

5.       Kathy Welch, Vice President and Chief Accounting Officer of the
         Partnership.

6.       Marcus Rex Ferries, Director, Environmental Remediation.

7.       Robert Proffit, Vice President of the Partnership.

                                SCHEDULE 3(B) TO
                           PURCHASE AND SALE AGREEMENT

                               CONSENTS (INVESTOR)

None.

                                SCHEDULE 4(B) TO
                           PURCHASE AND SALE AGREEMENT

                             CONSENTS (PARTNERSHIP)

None.

                                SCHEDULE 4(D) TO
                           PURCHASE AND SALE AGREEMENT

                                 CAPITALIZATION

As provided in the Partnership Agreement, the Series C Units of the Partnership can be redeemed, under certain circumstances, into Series A Common Units.

                                SCHEDULE 4(F) TO
                           PURCHASE AND SALE AGREEMENT

                               ADEQUACY OF ASSETS


None.

                                SCHEDULE 4(H) TO
                           PURCHASE AND SALE AGREEMENT

                                   LITIGATION


None.

                                SCHEDULE 4(I) TO
                           PURCHASE AND SALE AGREEMENT

                         COMPLIANCE WITH APPLICABLE LAWS

None.

                                SCHEDULE 4(J) TO
                           PURCHASE AND SALE AGREEMENT

                                      TAXES


None.

                                SCHEDULE 4(K) TO
                           PURCHASE AND SALE AGREEMENT

                            CONTRACTS AND COMMITMENTS

1. Indenture dated as of May 27, 1999 among GulfTerra Energy Partners, L.P., GulfTerra Energy Finance Corporation, the Subsidiary Guarantors named therein and Chase Bank of Texas, as Trustee; First Supplemental Indenture dated as of June 30, 1999; Second Supplemental Indenture dated as of July 27, 1999; Third Supplemental Indenture dated as of March 21, 2000; Fourth Supplemental Indenture dated as of July 11, 2000; Fifth Supplemental Indenture dated as of August 30, 2000; Sixth Supplemental Indenture dated as of April 18, 2002; Seventh Supplemental Indenture dated as of April 18, 2002; Eighth Supplemental Indenture dated as of October 10, 2002; Ninth Supplemental Indenture dated as of November 27, 2002; Tenth Supplemental Indenture dated as of January 1, 2003; Eleventh Supplemental Indenture dated as of June 20, 2003.

2. Indenture dated as of May 11, 2000 among GulfTerra Energy Partners, L.P., GulfTerra Energy Finance Corporation, The Subsidiary Guarantors named therein and The Chase Manhattan Bank, as Trustee; First Supplemental Indenture dated as of April 18, 2002; Second Supplemental Indenture dated as of April 18, 2002; Third Supplemental Indenture dated as of October 10, 2002; Fourth Supplemental Indenture dated as of November 27, 2002; Fifth Supplemental Indenture dated as of January 1, 2003; Sixth Supplemental Indenture dated as of June 20, 2003.

3. Letter agreement dated March 5, 2002, between Crystal Gas Storage, Inc. and GulfTerra Energy Partners, L.P.

4. Registration Rights Agreement by and between El Paso Corporation and GulfTerra Energy Partners, L.P. dated as of November 27, 2002.

5. Indenture dated as of November 27, 2002 by and among GulfTerra Energy Partners, L.P., GulfTerra Energy Finance Corporation, the Subsidiary Guarantors named therein and JPMorgan Chase Bank, as Trustee; First Supplemental Indenture dated as of January 1, 2003; Second Supplemental Indenture dated as of June 20, 2003.

6. A/B Exchange Registration Rights Agreement by and among GulfTerra Energy Partners, L.P., GulfTerra Energy Finance Corporation, the Subsidiary Guarantors party thereto, J.P. Morgan Securities, Inc., Goldman Sachs & Co., UBS Warburg LLC and Wachovia Securities, Inc. dated as of March 24, 2003.

7. Indenture dated as of March 24, 2003 by and among GulfTerra Energy Partners, L.P., GulfTerra Energy Finance Corporation, the Subsidiary Guarantors named therein and JPMorgan Chase Bank, as Trustee dated as of March 24, 2003; First Supplemental Indenture dated as of June 20, 2003.

8. Indenture dated as of July 3, 2003, by and among GulfTerra Energy Partners, L.P., GulfTerra Energy Finance Corporation, the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association, as Trustee.

9. A/B Exchange Registration Rights Agreement dated as of July 3, 2003, by and among GulfTerra Energy Partners, L.P., GulfTerra Energy Finance Corporation, the Subsidiary Guarantors named therein, J.P. Morgan Securities Inc., Banc One Capital Markets, Inc., BNP Paribas Securities Corp., Credit Lyonnais Securities (USA) Inc., Credit Suisse First Boston LLC, Fortis Investment Services LLC, The Royal Bank of Scotland plc, Scotia Capital (USA) Inc., SunTrust Capital Markets, Inc. and Wachovia Securities, LLC.

10. General and Administrative Services Agreement by and between DeepTech International Inc., GulfTerra Energy Company, L.L.C. and El Paso Field Services, L.P. dated as of May 5, 2003.

11. Seventh Amended and Restated Credit Agreement dated as of March 23, 1995, as amended and restated through September 25, 2003, among GulfTerra Energy Partners, L.P., GulfTerra Energy Finance Corporation, the several lenders from time to time parties thereto, Fortis Capital Corp., as Syndication Agent, Credit Lyonnais New York Branch, BNP Paribas and Wachovia Bank, National Association, as Co-Documentation Agents, and JPMorgan Chase Bank, as Administrative Agent

12. Limited Liability Company Agreement for Poseidon Oil Pipeline Company, L.L.C. dated February 14, 1996; First Amendment to the Limited Liability Company Agreement for Poseidon Oil Pipeline Company, L.L.C. dated February 14, 1996.

13. Purchase and Sale Agreement dated as of September 27, 2001 by and between American Natural Offshore Company, Texas Offshore Pipeline System, Inc., Unitex Offshore Transmission Company and ANR Western Gulf Holdings, L.L.C. as Sellers and El Paso Energy Partners Deepwater, L.L.C., as Buyer

14. 1998 Unit Option Plan for Non-Employee Directors Amended and Restated effective as of April 18, 2001; Amendment No. 1 effective as of May 15, 2003.

15. 1998 Omnibus Compensation Plan, Amended and Restated, effective as of January 1, 1999; Amendment No. 1 dated as of December 1, 1999; Amendment No. 2 dated as of May 15, 2003.

16. Purchase, Sale and Merger Agreement by and between El Paso Tennessee Pipeline Co. and GulfTerra Energy Partners, L.P., dated as of April 1, 2002.

17. Contribution Agreement by and between El Paso Field Services Holding Company and GulfTerra Energy Partners, L.P. dated as of April 1, 2002

18. Purchase and Sale Agreement by and between GulfTerra Energy Partners, L.P. and El Paso Production GOM Inc. dated as of April 1, 2002.

19. Letter Agreement by and among GulfTerra Energy Partners, L.P., GulfTerra Energy Finance Corporation, the Subsidiary Guarantors party thereto, JPMorgan Chase Bank, Goldman Sachs Credit Partners L.P., UBS AG, Stamford Branch and Wachovia Bank, National Association dated November 27, 2002.

20. Contribution, Purchase and Sale Agreement by and between El Paso Corporation and GulfTerra Energy Partners, L.P. dated November 21, 2002.

21. Second Amended and Restated Agreement of Limited Partnership of GulfTerra Energy Partners, L.P., a Delaware limited partnership, effective as of August 31, 2003, First Amendment dated November 27, 2003; Second Amendment dated May 5, 2003; Third Amendment dated May 16, 2003; Fourth Amendment dated July 23, 2003; Fifth Amendment dated August 21, 2003.

22. The Participation Agreement and Assignment relating to Cameron Highway Oil Pipeline Company dated July 10, 2003.

23. Registration Rights Agreement dated as of August 28, 2000 by and between Crystal Gas Storage, Inc. and GulfTerra Energy Partners, L.P.

24. A/B Exchange Registration Rights Agreement dated as of May 17, 2002, by and among GulfTerra Energy Partners, L.P., GulfTerra Energy Finance Corporation, the Subsidiary Guarantors party thereto, Credit Suisse First Boston Corporation, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Banc One Capital Markets, Inc., Fleet Securities, Inc., Fortis Investment Services L.L.C., The Royal Bank of Scotland plc, BNP Securities Corp. and First Union Securities, Inc.

25. A/B Exchange Registration Rights Agreement by and among GulfTerra Energy Partners, L.P., GulfTerra Energy Finance Corporation, the Subsidiary Guarantors party thereto, J.P. Morgan Securities Inc., Goldman, Sachs & Co., UBS Warburg LLC and Wachovia Securities, Inc. dated as of November 27, 2002

26. Amended and Restated General and Administrative Services Agreement by and between DeepTech International Inc., El Paso Energy Partners Company and El Paso Field Services, L.P. dated November 27, 2002.

27. Sixth Amended and Restated Credit Agreement dated as of March 23, 1995, as amended and restated through October 10, 2002 by and among El Paso Energy Partners, L.P., El Paso Energy Partners Finance Corporation, Credit Lyonnais New York Branch and First Union National Bank, as Co-Syndication Agents, Fleet National Bank and Fortis Capital Corp., as Co-Documentation Agents, The Chase Manhattan Bank, as Administrative Agent, and the several banks and other financial institutions signatories thereto; First Amendment dated as of November 21, 2002.

28. Amended and Restated Credit Agreement among EPN Holding Company, L.P., the

         Lenders party thereto, Banc One Capital Markets, Inc. and Wachovia Bank, N.A., as Co-Syndication Agents, Fleet National Bank and Fortis Capital Corp., as Co-Documentation Agents, and JPMorgan Chase Bank, as Administrative Agent, dated as of April 8, 2002; First Amendment dated as of November 21, 2002.

29. Senior Secured Acquisition Term Loan Credit Agreement dated as of November 27, 2002 among El Paso Energy Partners, L.P., El Paso Energy Partners Finance Corporation, the Lenders party thereto, Goldman Sachs Credit Partners L.P., Documentation Agent, UBS Warburg LLC and Wachovia Bank, National Association, as Co-Syndication Agents and JPMorgan Chase Bank, as Administrative Agent.

                               SCHEDULE 4(K)(I) TO
                           PURCHASE AND SALE AGREEMENT

                              FULL FORCE AND EFFECT

The following agreements, which were each listed as an exhibit to the Partnership's Annual Report on Form 10-K for the year ended December 31, 2002, have terminated in accordance with their terms.

1. Amended and Restated General and Administrative Services Agreement by and between DeepTech International Inc., El Paso Energy Partners Company and El Paso Field Services, L.P. dated November 27, 2002.

2. Sixth Amended and Restated Credit Agreement dated as of March 23, 1995, as amended and restated through October 10, 2002 by and among El Paso Energy Partners, L.P., El Paso Energy Partners Finance Corporation, Credit Lyonnais New York Branch and First Union National Bank, as Co-Syndication Agents, Fleet National Bank and Fortis Capital Corp., as Co-Documentation Agents, The Chase Manhattan Bank, as Administrative Agent, and the several banks and other financial institutions signatories thereto; First Amendment dated as of November 21, 2002.

3. Amended and Restated Credit Agreement among EPN Holding Company, L.P., the Lenders party thereto, Banc One Capital Markets, Inc. and Wachovia Bank, N.A., as Co-Syndication Agents, Fleet National Bank and Fortis Capital Corp., as Co-Documentation Agents, and JPMorgan Chase Bank, as Administrative Agent, dated as of April 8, 2002; First Amendment dated as of November 21, 2002.

4. Senior Secured Acquisition Term Loan Credit Agreement dated as of November 27, 2002 among El Paso Energy Partners, L.P., El Paso Energy Partners Finance Corporation, the Lenders party thereto, Goldman Sachs Credit Partners L.P., Documentation Agent, UBS Warburg LLC and Wachovia Bank, National Association, as Co-Syndication Agents and JPMorgan Chase Bank, as Administrative Agent.

                              SCHEDULE 4(K)(II) TO
                           PURCHASE AND SALE AGREEMENT

                                    DEFAULTS


None.

                                SCHEDULE 4(L) TO
                           PURCHASE AND SALE AGREEMENT

                               ENVIRONMENTAL LAWS


None.